Exhibit 99.2

American Reliable Insurance Company

(A wholly owned subsidiary of

American Bankers Insurance Group, Inc.)

Consolidated Financial Statements (Unaudited)

For the Period Ended September 30, 2014

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Index

September 30, 2014

Page(s)
Financial Statements

Consolidated Balance Sheets (unaudited) at September 30, 2014 and December 31, 2013	1

Consolidated Statements of Operations (unaudited) for the nine months ended September 30, 2014 and 2013	2

Consolidated Statements of Comprehensive Income (unaudited) for the nine months ended September 30, 2014 and 2013	3

Consolidated Statement of Changes in Stockholders’ Equity (unaudited) from December 31, 2013 through September 30, 2014	4

Consolidated Statements of Cash Flows (unaudited) for the nine months ended September 30, 2014 and 2013	5

Notes to Consolidated Financial Statements (unaudited) for the nine months ended September 30, 2014 and 2013	6-24

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Balance Sheets (unaudited)

As of September 30, 2014 and December 31, 2013

	September 30, 2014	December 31, 2013
	(in thousands except number of shares and per share amounts)
Assets
Invested assets:
Fixed maturity available for sale, at fair value (amortized cost -
$179,143 in 2014 and $174,004 in 2013)	$191,688	$184,994
Equity Securiries available for sale, at fair value (cost - $12,995 in 2014 and $10,892 in 2013)	14,206	11,589
Commercial mortgage loans on real estate, at amortized cost	16,799	17,642
Short-term investments	18,971	15,163
Other investments	480	611

Total invested assets	242,144	229,999
Cash and cash equivalents	6,333	17,305
Premiums and accounts receivable (net of allowance for doubtful accounts of $885 in 2014 and $829 in 2013)	28,208	25,549
Receivables from parent, subsidiaries, and affiliates	3,159	4,845
Reinsurance recoverables	98,324	115,494
Accrued investment income	2,283	2,222
Deferred acquisition costs	21,961	21,030
Property and equipment (at cost less accumulated depreciation of $4,254 in 2014 and $4,189 in 2013)	1,946	1,331
Current federal tax recoverable	1,134	158
Goodwill	118	118
Other intangible assets (net of amortization of $2,987 in 2014 and $2,507 in 2013)	213	693
Other assets	7,739	3,524

Total assets	413,562	422,268

Liabilities
Unearned premiums	166,472	178,318

Claims and benefits payable	60,080	61,044
Commissions payable	3,227	3,555
Reinsurance balance payable	5,003	6,807
Funds held under reinsurance	44,509	42,920
Payable to parent, subsidiaries, and affiliates	1,372	1,878
Deferred tax liability	1,440	1,117
Cash overdraft	10,651	9,687
Accounts payable and other liabilities	12,891	15,001

Total liabilities	305,645	320,327

Commitments and contingencies (Note 7)
Stockholders’ Equity
Capital stock, $20.04 par value, 255,000 shares authorized and 209,580 shares issued and outstanding	4,200	4,200
Additional paid-in capital	90,145	90,145
Retained earnings	4,630	—
Accumulated other comprehensive income	8,942	7,596

Total stockholders’ equity	107,917	101,941

Total liabilities and stockholders’ equity	$413,562	$422,268

The accompanying notes are an integral part of these consolidated financial statements.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Statements of Operations (unaudited)

Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended September 30, 2014
	2014	2013
	(in thousands)
Revenues:
Net written premiums	$131,005	$131,852
Change in unearned premiums	(3,756)	(3,651)

Net earned premiums	127,249	128,201
Net investment income	7,209	7,611
Net realized gains (losses) on investments, excluding other- than temporary impairment losses	448	459
Fees and other income	1,075	1,073

Total revenues	135,981	137,344

Benefits, losses and expenses:
Losses and loss expense incurred	73,661	74,119
Underwriting, general and administrative expenses	55,448	55,688

Total benefits, losses and expenses	129,109	129,807

Income before provision for income taxes	6,872	7,537
Provision for income taxes	2,242	2,196

Net income	$4,630	$5,341

The accompanying notes are an integral part of these consolidated financial statements.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Statements of Comprehensive Income (unaudited)

Nine Months Ended September 30, 2014 and 2013

	Nine months ended September 30
	2014	2013
	(in thousands)
Net income	$4,630	$5,341

Other comprehensive (loss) income
Change in unrealized gains/(losses) on securities, net of taxes of $724 and $(2,668), respectively	941	(4,891)
Change in other-than-temporary impairment gains/(losses)	405	(64)

Total other comprehensive gain/(loss)	1,346	(4,955)

Total comprehensive income	$5,976	$386

The accompanying notes are an integral part of these consolidated financial statements.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Statement of Changes in Stockholders’ Equity (unaudited)

Period Ending September 30, 2014

	Capital Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
	(in thousands)
Balance, December 31, 2013	4,200	90,145	—	7,596	101,941
Net income	—	—	4,630	—	4,630
Change in net unrealized capital losses, net of taxes	—	—	—	1,346	1,346

Balance, September 30, 2014	$4,200	$90,145	$4,630	$8,942	$107,917

The accompanying notes are an integral part of these consolidated financial statements.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Statements of Cash Flows (unaudited)

Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended September 30, 2014
	2014	2013
	(in thousands)
Operating Activities
Net income	$4,630	$5,341
Adjustments to reconcile net income to net cash provided by operating activities:
Change in reinsurance recoverable	17,170	951
Change in premiums and account receivables	(2,659)	(347)
Change in deferred acquisition costs	(931)	(665)
Change in accrued investment income	(61)	54
Change in other assets	(3,134)	(3,698)
Change in unearned premiums	(11,846)	14,847
Change in claim reserves	(964)	(428)
Change in commission payable	(328)	963
Change in reinsurance balance payable	(1,804)	(1,258)
Change in funds held under reinsurance	1,589	2,493
Change in payable/receivable to/from parent and affiliates	1,180	468
Change in other liabilities	(1,612)	263
Change in income taxes	(1,377)	(2,655)
Other items: Depreciation and amortization	386	615
Net realized gain/losses on investments	(448)	(459)
Change in intangibles	480	480
Other	13	—

Net cash provided by operating activities	284	16,965

Investing Activities
Sales of:
Fixed maturities available for sale	10,078	25,738
Equity securities available for sale	1,252	934
Maturities, prepayments and scheduled redemption of:
Fixed maturities available for sale	19,356	19,335
Commercial Mortgage on real estate	843	3,326
Other investments	131	86
Purchases of:
Fixed maturities available for sale	(36,128)	(29,200)
Equity securities available for sale	(3,264)	(1,298)
Other investments	—	(410)
Property and equipment	(680)	(716)
Change in short term investments net	(3,808)	(24,258)

Net cash used in investment activities	(12,220)	(6,463)

Financing Activities
Change in cash overdraft	964	2,782
Dividend paid	—	(5,331)
Return of capital	—	(11,169)

Net cash provided by/(used in) financing activities	964	(13,718)

Net change in cash and cash equivalents	(10,972)	(3,216)
Cash and cash equivalents at beginning of the year	17,305	12,381

Cash and cash equivalents at end of the year	$6,333	$9,165

The accompanying notes are an integral part of these consolidated financial statements.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Note 1 - Nature of Operations

American Reliable Insurance Company (the “Company”), incorporated in the State of Arizona, is a wholly owned subsidiary of American Bankers Insurance Group, Inc. (“ABIG”), an insurance holding company domiciled in the State of Florida, which is an indirect wholly owned subsidiary of Assurant, Inc. (the “Parent”). The Parent is a Delaware corporation, whose common stock trades on the New York Stock Exchange (“NYSE”) under the symbol AIZ. Assurant, Inc. is a holding company whose subsidiaries provide specialized insurance products and related services in North America and select worldwide markets.

In January 2010, the company acquired 100% of the stock of US Insurance Services (“USIS”), a general agency engaged in the motorcycle insurance business, establishing goodwill of $118 and a contract based intangible of $3,200 to be amortized over five years through January 2015. The acquisition of USIS allowed the company to expand their business with distributors outside its general agency marketplace.

The Company underwrites multiple lines of property and casualty insurance in the United States. The Company’s principal products include mobile home, dwelling and personal fire, homeowners, personal inland marine and farmowners. The Company actively writes business throughout the United States primarily through general and specialty agents. The Company is incorporated in Arizona and is licensed and writes premium in all 50 states and the District of Columbia.

Note 2 - Basis of Presentation

The accompanying unaudited interim statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by GAAP for complete financial statements.

The interim financial data as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited; in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary to a fair statement of the results for the interim periods. The unaudited interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All inter-company transactions and balances are eliminated in consolidation.

Operating results for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s consolidated financial statements for the year ended December 31, 2013.

Amounts are presented in United States of America (“U.S.”) dollars and all amounts are in thousands, except for number of shares and per share amounts.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Note 3 - Recent Accounting Pronouncements

Adopted

On January 1, 2014, the Company adopted the new guidance on presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in this guidance state that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. An exception to this guidance would be where a net operating loss carryforward or similar tax loss or credit carryforward would not be available under the tax law to settle any additional income taxes that would result from the disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose. In such a case, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The adoption of this new presentation guidance did not impact the Company’s financial position or results of operations.

Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance on revenue recognition. The amended guidance affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. Insurance contracts are within the scope of other standards and therefore are specifically excluded from the scope of the amended revenue recognition guidance. The core principle of the amended guidance is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, the entity applies a five step process outlined in the amended guidance. The amended guidance also includes a cohesive set of disclosure requirements. The amended guidance is effective for interim and annual periods beginning after December 15, 2016 and early adoption is not permitted. Therefore, the Company is required to adopt the guidance on January 1, 2017. An entity can choose to apply the amended guidance using either the full retrospective approach or a modified retrospective approach. The Company is currently evaluating the requirements of the revenue recognition guidance as it relates to its non-insurance contract revenue and the potential impact on the Company’s financial position and results of operations.

On April 10, 2014, the FASB issued Accounting Standards Update No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (the revised standard). To qualify as a discontinued operation under the amended guidance, a component or group of components must represent a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The amended guidance includes expanded disclosures for discontinued operations and requires comparative balance sheet presentation. New disclosures are also required for disposals of individually significant components that do not qualify as discontinued operations. The company is currently evaluating the requirements of this guidance.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Note 4 - Investments

The following tables show the cost or amortized cost, gross unrealized gains and losses, fair value and other-than-temporary impairment (“OTTI”) of our fixed maturity and equity securities as of September 30, 2014 and December 31, 2013:

	September 30, 2014
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States Government and government agencies and authorities	$3,896	$34	$—	$3,930	$—
States, municipalities and political subdivisions	43,006	3,499	—	46,505	—
Foreign governments	299	26	—	325	—
Commercial mortgage-backed	2,945	78	—	3,023	—
Residential mortgage-backed	12,514	2,105	(2)	14,617	1,506
Corporate	116,483	7,055	(250)	123,288	731

Total fixed maturity securities	$179,143	$12,797	$(252)	$191,688	$2,237

Equity securities:
Non-redeemable preferred stocks	$12,995	$1,232	$(21)	$14,206	$—

	December 31, 2013
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States Government and government agencies and authorities	$3,442	$44	$—	$3,486	$—
States, municipalities and political subdivisions	42,869	3,549	—	46,418	—
Foreign governments	299	29	—	328	—
Commercial mortgage-backed	3,685	192	—	3,877	—
Residential mortgage-backed	12,927	2,150	—	15,077	1,578
Corporate	110,782	5,821	(795)	115,808	254

Total fixed maturity securities	$174,004	$11,785	$(795)	$184,994	$1,832

Equity securities:
Non-redeemable preferred stocks	$10,892	$816	$(119)	$11,589	$—

(a)	Represents the amount of OTTI recognized in accumulated other comprehensive income (“AOCI”). Amount includes unrealized gains and losses on impaired securities relating to changes in the value of such securities subsequent to the impairment measurement date.

Our states, municipalities and political subdivisions holdings are highly diversified across the United States, with no individual state’s exposure (including both general obligation and revenue securities) exceeding 3% and 2% of the overall investment portfolio as of September 30, 2014 and December 31, 2013. The securities include general obligation and revenue bonds issued by states, cities, counties, school districts and similar issuers, including $10,749 and $8,659, of advance refunded or escrowed-to-maturity bonds (collectively referred to as “pre-refunded bonds”) at September 30, 2014 and December 31, 2013, which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest. As of September 30, 2014 and December 21, 2013, revenue bonds account for 48% of the holdings. Excluding pre-refunded revenue bonds, the activities supporting the income streams of the Company’s revenue bonds are across a broad range of sectors, primarily water, higher education, specifically pledged tax revenues, and other miscellaneous sources such as bond banks, finance authorities and appropriations.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

The Company’s largest European investment exposure in its corporate fixed maturity and equity securities is the country of the United Kingdom. The United Kingdom represents approximately 4% of our corporate securities as of September 30, 2014 and 5% at December 31, 2013. No other European country represented more than 3% of our corporate securities as of September 30, 2014 and 4% at December 31, 2013. All the European investments are denominated in U.S. dollars. Our international investments are managed as part of our overall portfolio with the same approach to risk management and focus on diversification.

The cost or amortized cost and fair value of fixed maturity securities at September 30, 2014 and December 31, 2013 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	September 30,2014		December 31, 2013
	Cost or Amortized Cost	Fair Value	Cost or Amortized Cost	Fair Value
Due in one year or less	$14,560	$14,724	$16,052	$16,315
Due after one year through five years	71,686	75,905	63,253	68,025
Due after five years through ten years	57,189	59,990	59,670	61,698
Due after ten years	20,249	23,429	18,417	20,002

Total	163,684	174,048	157,392	166,040
Commercial mortgage-backed	2,945	3,023	3,685	3,877
Residential mortgage-backed	12,514	14,617	12,927	15,077

Total	$179,143	$191,688	$174,004	$184,994

The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.

	Nine Months Ended September 30,
	2014	2013
Proceeds from sales	$12,411	$26,672
Gross realized gains	520	512
Gross realized losses	98	259

The following table sets forth the net realized gains recognized in the statement of operations as follows:

	Nine Months Ended September 30,
	2014	2013
Net realized gains related to sales and other:
Fixed maturity securities	$366	$264
Equity securities	82	84
Cash and cash equivalents	—	111

Total net realized gains	$448	$459

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Other-Than-Temporary Impairments

The Company follows the OTTI guidance which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit factors (e.g., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.

The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.

	Nine Months Ended
	September 30,
	2014	2013
Balance, beginning of period	$2,433	$4,375
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	(340)	(256)
Recoveries (reductions) for credit loss impairments previously recognized on securities which matured, paid down, prepaid or were sold during the period	104	(71)

Balance, end of period	$2,197	$4,048

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria,

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.

The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.

In periods subsequent to the recognition of an OTTI, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.

The investment category and duration of the Company’s gross unrealized losses on fixed maturity securities and equity securities at September 30, 2014 and December 31, 2013 were as follows:

	September 30, 2014
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
Residential mortgage-backed	$441	$(2)	$—	$—	$441	$(2)
Corporate	21,215	(189)	3,805	(61)	25,020	(250)

Total fixed maturity securities	$21,656	$(191)	$3,805	$(61)	$25,461	$(252)

Equity securities:
Non-redeemable preferred stocks	$732	$(18)	$85	$(3)	$817	$(21)

	December 31. 2013
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
Corporate	$25,752	$(795)	$—	$—	$25,752	$(795)

Equity securities:
Non-redeemable preferred stocks	$3,685	$(119)	$—	$—	$3,685	$(119)

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Total gross unrealized losses represent approximately 1% of the aggregate fair value of the related securities at September 30, 2014 and 3% at December 31, 2013. Approximately 77% of these gross unrealized losses have been in a continuous loss position for less than twelve months at September 30, 2014 compared to 100% at December 31, 2013. The total gross unrealized losses are comprised of 47 and 52 individual securities at September 30, 2014 and December 31, 2013. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at September 30, 2014 or December 31, 2013. These conclusions were based on a detailed analysis of the underlying credit and expected cash flows of each security. As of September 30, 2014, the gross unrealized losses that have been in a continuous loss position for twelve month or more were concentrated in the Company’s corporate fixed maturities. Within the Company’s corporate fixed maturity securities, the majority of the loss position relates to securities in the utilities sector. The utilities sector’s gross unrealized losses of twelve months or more were $21, or 35%, of the corporate fixed maturity securities total. The non-redeemable preferred stocks are perpetual preferred securities that have characteristics of both debt and equity securities. To evaluate these securities, we apply an impairment model similar to that used for our fixed maturity securities. As of September 30, 2014, the Company did not intend to sell these securities and it was not more likely than not that the Company would be required to sell them and no underlying cash flow issues were noted. Therefore, the Company did not recognize an OTTI on those perpetual preferred securities that had been in a continuous unrealized loss position for twelve months or more. As of September 30, 2014, the Company did not intend to sell the fixed maturity securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium.

The Company has entered into commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the United States. At September 30, 2014 and December 31, 2013, approximately 51% and 50% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, Texas, and New York. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $1,082 to $1,888 at September 30, 2014 and $290 to $1,994 at December 31, 2013.

Credit quality indicators for commercial mortgage loans are loan-to-value and debt-service coverage ratios. Loan-to-value and debt-service coverage ratios are measures commonly used to assess the credit quality of commercial mortgage loans. The loan-to-value ratio compares the principal amount of the loan to the fair value of the underlying property collateralizing the loan, and is commonly expressed as a percentage. The debt-service coverage ratio compares a property’s net operating income to its debt-service payments and is commonly expressed as a ratio. The loan-to-value and debt-service coverage ratios are generally updated annually in the third quarter.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

The following summarize our loan-to-value and average debt-service coverage ratios as of September 30, 2014 and December 31, 2013:

	September 30, 2014
		% of Gross
	Carrying	Mortgage	Debt-Service
Loan-to-Value	Value	Loans	Coverage ratio
70% and less	$15,324	90.5%	3.02
71-80%	1,614	9.5%	1.20

Gross commercial mortgage loans	16,938	100.0%	2.85

Less valuation allowance	(139)

Net commercial mortgage loans	$16,799

	December 31, 2013
		% of Gross
	Carrying	Mortgage	Debt-Service
Loan-to-Value	Value	Loans	Coverage ratio
70% and less	$14,751	83.0%	2.89
71-80%	1,386	7.8%	1.18
81-95%	1,644	9.2%	1.13

Gross commercial mortgage loans	17,781	100.0%	2.59

Less valuation allowance	(139)

Net commercial mortgage loans	$17,642

All commercial mortgage loans that are individually impaired have an established mortgage loan valuation allowance for losses. Changing economic conditions affect our valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that we perform for monitored loans and may contribute to the establishment of (or an increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, we continue to monitor the entire commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, have deteriorating credits or have experienced a reduction in debt-service coverage ratio. Where warranted, we have established or increased a valuation allowance based upon this analysis.

Note 5 - Fair Value Disclosures

Fair Values, Inputs and Valuation Techniques for Financial Assets Disclosures

The fair value measurements and disclosures guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

The levels of the fair value hierarchy are described below:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets that the Company can access.

•	Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.

•	Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The following tables present the Company’s fair value hierarchy for assets measured at fair value on a recurring basis as of September 30, 2014 and December 31, 2013. The amounts presented below for Cash equivalents differ from the amounts presented in the consolidated balance sheet because only certain investments or certain assets within these line items are measured at estimated fair value.

	September 30, 2014
Financial Assets	Total	Level 1		Level 2	Level 3
Fixed maturity securities:
United States Government and government agencies and authorities	$3,930	$—		$3,930	$—
States, municipalities and political subdivisions	46,505	—		46,505	—
Foreign government	325	—		325	—
Commercial mortgage-backed	3,023	—		3,023	—
Residential mortgage-backed	14,617	—		14,617	—
Corporate	123,288	—		121,310	1,978
Equity securities:
Non-redeemable preferred stocks	14,206	—		14,206	—
Short-term investments	18,971	18,971	[a]	—	—
Cash equivalents	8,011	8,011	[a]	—	—

Total financial assets	$232,876	$26,982		$203,916	$1,978

[a]	Mainly includes money market funds.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

	December 31, 2013
Financial Assets	Total	Level 1		Level 2		Level 3
Fixed maturity securities:
United States Government and government agencies and authorities	$3,486	$—		$3,486		$—
States, municipalities and political subdivisions	46,418	—		45,879		539
Foreign government	328	—		328		—
Commercial mortgage-backed	3,877	—		3,877		—
Residential mortgage-backed	15,077	—		15,077		—
Corporate	115,808	—		114,305		1,503
Equity securities:
Non-redeemable preferred stocks	11,589	—		11,589		—
Short-term investments	15,163	15,163	[a]	—		—
Cash equivalents	15,671	10,672	[a]	4,999	[b]	—

Total financial assets	$227,417	$25,835		$199,540		$2,042

[a]	Mainly includes money market funds.
[b]	Mainly includes fixed maturity securities.

There were no transfers between Level 1 and Level 2 financial assets during the nine months ended September 30, 2014 or the year ended December 31, 2013. However, in the nine months ended September 30, 2014, there were transfers between Level 2 and Level 3 financial assets which are reflected in the “Transfers out” column below. Transfers between Level 2 and Level 3 most commonly occur from changes in the availability of observable market information and re-evaluation of the observability of pricing inputs. Any remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.

The following tables summarize the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the nine months ended September 30, 2014 and 2013:

	Nine Months Ended September 30, 2014
		Total
		gains	Net unrealized
		(realized/	gains included
	Balance,	unrealized)	in other				Balance,
	beginning	included in	comprehesive			Transfers	end of
	of period	earnings (1)	income (2)	Purchases	Sales	out (3)	period
Fixed maturity securities
States, municipalities and political subdivisions	$539	$—	$—	$—	$—	$(539)	$—
Corporate	1,503	78	506	248	(106)	(251)	1,978

Total level 3 assets	$2,042	$78	$506	$248	$(106)	$(790)	$1,978

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

	Nine Months Ended September 30, 2013
	Balance, beginning of period	Total gains (realized/ unrealized) included in earnings (1)	Net unrealized losses included in other comprehesive income (2)	Sales	Balance, end of period
Fixed maturity securities
Commercial mortgage-bcked	$50	$1	$(1)	$(50)	$—
Corporate	1,979	97	(46)	(430)	1,600

Total level 3 assets	$2,029	$98	$(47)	$(480)	$1,600

(1)	Included as part of net realized gains on investments in the consolidated statement of operations.
(2)	Included as part of change in unrealized gains on securities in the consolidated statement of comprehesive income.
(3)	Transers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.

Three different valuation techniques can be used in determining fair value for financial assets: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for money market funds). Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities’ relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.

Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques and the multi-period excess earnings method.

Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.

While not all three approaches are applicable to all financial assets, where appropriate, one or more valuation techniques may be used. For all the classes of financial assets included in the above hierarchy, the market valuation technique is generally used. For the period ended September 30, 2014, the application of the valuation technique applied to the Company’s classes of financial assets has been consistent.

Level 1 Securities

The Company’s investments classified as Level 1 as of September 30, 2014 consisted of money market funds that are publicly listed and/or actively traded in an established market.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Level 2 Securities

The Company’s Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance defines observable market inputs as the assumptions market participants would use in pricing the asset developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs (“standard inputs”), listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research data. Further details for level 2 investment types follow:

United States Government and government agencies and authorities: U.S. government and government agencies and authorities securities are priced by our pricing service utilizing standard inputs. Included in this category are U.S. Treasury securities which are priced using vendor trading platform data in addition to the standard inputs.

State, municipalities and political subdivisions: State, municipalities and political subdivisions securities are priced by our pricing service utilizing material event notices and new issue data inputs in addition to the standard inputs.

Foreign governments: Foreign government securities are priced by our pricing service utilizing standard inputs. The pricing service also evaluates each security based on relevant market information including relevant credit information, perceived market movements and sector news.

Commercial mortgage-backed and residential mortgage-backed: Commercial mortgage-backed and residential mortgage-backed securities are priced by our pricing service utilizing monthly payment information and collateral performance information in addition to the standard inputs. Additionally, commercial mortgage-backed securities utilize new issue data while residential mortgage-backed securities utilize vendor trading platform data.

Corporate: Corporate securities are priced by our pricing service utilizing standard inputs. Non-investment grade securities within this category are priced by our pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.

Non-redeemable preferred stocks: Non-redeemable preferred stocks are priced by our pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.

Valuation models used by the pricing service can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources. If the Company cannot corroborate the non-binding broker quotes with Level 2 inputs, these securities are categorized as Level 3 securities.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Level 3 Securities

The Company’s investments classified as Level 3 as of September 30, 2014 consisted of fixed maturity securities. All of the Level 3 fixed maturity securities are priced using non-binding broker quotes which cannot be corroborated with Level 2 inputs. Of our total Level 3 fixed maturity securities, $847 were priced by a pricing service using single broker quotes due to insufficient information to provide an evaluated price as of September 30, 2014. The single broker quotes are provided by market makers or broker-dealers who are recognized as market participants in the markets in which they are providing the quotes. The remaining $1,131 were priced internally using independent and non-binding broker quotes as of September 30, 2014. The inputs factoring into the broker quotes include trades in the actual bond being priced, trades of comparable bonds, quality of the issuer, optionality, structure and liquidity. Significant changes in interest rates, issuer credit, liquidity, and overall market conditions would result in a significantly lower or higher broker quote. The prices received from both the pricing service and internally are reviewed for reasonableness by management and if necessary, management works with the pricing service or broker to further understand how they developed their price.

Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:

•	There are few recent transactions,

•	Little information is released publicly,

•	The available prices vary significantly over time or among market participants,

•	The prices are stale (i.e., not current), and

•	The magnitude of the bid-ask spread.

Illiquidity did not have a material impact in the fair value determination of the Company’s financial assets.

The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

Fair Value of Financial Instruments Disclosures

The financial instruments guidance requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheet.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

For the financial instruments included within the following financial assets, the carrying value in the consolidated balance sheet equals or approximates fair value. Please refer to the Fair Values Inputs and Valuation Techniques for Financial Assets Disclosures section above for more information on the financial instruments included within the following financial assets and the methods and assumptions used to estimate fair value:

•	Cash and cash equivalents

•	Fixed maturity securities

•	Equity securities

•	Short-term investments

In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheet, the Company used the following methods and assumptions:

Commercial mortgage loans: the fair values of mortgage loans are estimated using discounted cash flow models. The model inputs include mortgage amortization schedules and loan provisions, an internally developed credit spread based on the credit risk associated with the borrower and the U.S. Treasury spot curve. Mortgage loans with similar characteristics are aggregated for purposes of the calculations.

The following tables disclose the carrying value, fair value amount and hierarchy level of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheet as of September 30, 2014 and December 31, 2013:

	September 30. 2014
		Fair Value
Financial assets	Carrying Value	Total	Level 1	Level 2	Level 3
Commercial mortgage loans on real estate	$16,799	$18,687	$-	$-	$18,687

	December 31, 2013
		Fair Value
Financial assets	Carrying Value	Total	Level 1	Level 2	Level 3
Commercial mortgage loans on real estate	$17,642	$19,535	$-	$-	$19,535

Note 6 - Retirement and Other Employee Benefits

The Parent and its subsidiaries participate in a non-contributory, qualified defined benefit pension plan covering substantially all employees. This Plan is considered “qualified” because it meets the requirements of Internal Revenue Code Section 401(a) (“IRC 401(a)”) and the Employee Retirement Income Security Act of 1974 (“ERISA”). The qualified defined benefit pension plan is a pension equity plan with a grandfathered final average earnings plan for a certain group of employees. Benefits are based on certain years of service and the employee’s compensation during certain such years of service. The Parent’s funding policy is to contribute amounts to the plan sufficient to meet the minimum funding

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

requirements set forth in ERISA, plus such additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted. The funding policy considers several factors to determine such additional amounts including items such as the amount of service plus 15% of the Assurant Pension Plan deficit and the capital position of the Parent. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Plan assets are maintained in a separate trust and as such are not included in the consolidated balance sheets of the Parent.

The Parent also has various non-contributory, non-qualified supplemental plans covering certain employees. Since these plans are “non-qualified” they are not subject to the laws and regulations of IRC 401(a) and ERISA. As such, the Parent is not required, and does not, fund these plans. The qualified and nonqualified plans are referred to as “Pension Benefits” unless otherwise noted. The Parent has the right to modify or terminate these benefits; however, the Parent will not be relieved of its obligation to plan participants for their vested benefits.

In addition, the Parent provides certain life and healthcare benefits (“Retirement Health Benefits”) for retired employees and their dependents. On July 1, 2011, the Parent terminated certain health care benefits for employees who did not qualify for “grandfathered” status and will no longer offer these benefits to new hires. The Parent contribution, plan design and other terms of the remaining benefits will not change for those grandfathered employees. The Parent has the right to modify or terminate these benefits. Plan assets and benefit obligations are measured as of December 31, 2011.

The Company has no legal obligation for benefits under these plans. The Company’s share of net expense for the qualified pension plan was $503 and $877 for the nine months ended September 30, 2014 and 2013, respectively. The Company’s share of net expense for post-retirement and other benefits was $38 for the nine months ended September 30, 2014 and $55 for the comparative period in 2013. Assurant, Inc. allocates post-retirement amounts to the Company based on headcount.

The Parent also maintains a 401(k) plan for its employees. Prior to 1999, this plan was maintained on a contributory basis only. In April 1999, the Parent amended its 401(k) plan to include a matching contribution for employees contributing to the plan. Employees become eligible for the company match after one year of service in an eligible status and are fully vested after three years of service. For employees hired before January 1, 2001, the Company matches 200% of the first 3% of their contributions and 50% of the next 2%. For employees hired after December 31, 2000, the Company matches 100% of the first 3% of their contributions and 50% of the next 2%. These employees will become eligible for the higher company match once reaching five years of service. In order to receive the company match for a particular year, an employee must be employed on the last scheduled workday of that year. The Company incurred matching contributions of $743 and $736 for the 401(k) plan for the nine months ended September 30, 2014 and 2013, respectively.

Effective January 1, 2013, the Parent amended its 401(k) plan to grant employees immediate eligibility, match contributions each pay period, rather than fourteen months after the first contribution in each calendar year, match 100% of the first 6% of employee’s contributions regardless of years of service, and reduce the vesting period from three to two years of service.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Note 7 - Commitments and Contingencies

Legal Proceedings

The Company follows the guidance on contingencies, which is included within ASC Topic 450, Contingencies, which requires the Company to evaluate each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable. As of September 30, 2014 and December 31, 2013, the Company maintained reserves of $250 and zero for pending litigation.

Operating Leases

The Company leases office facilities and equipment under various non-cancelable operating leases that expire through November 30, 2018. Rental expense for the nine months ended September 30, 2014 and 2013 was approximately $1,089 and $1,046, respectively.

Note 8 - Income Taxes

During the nine months ended September 30, 2014 and September 30, 2013, the Company paid funds to the Parent of $3,618 and $4,860 respectively.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax liabilities and assets are as follows:

	September 30,	December 31,
	2014	2013
Gross deferred tax assets
Furniture and equipment	$76	$75
Bad debt reserve	310	290
Accrued expenses	402	473
Investment adjustments	1,367	1,942
Loss reserves	707	831
Unearned premium reserves	6,216	5,953
Unearned ceding fees	1,911	1,555
Other	72	10

Total gross deferred tax assets	11,061	11,129

Gross deferred tax liabilities
Deferred policy acquisition costs	(7,686)	(7,361)
Accrued expenses	—	(686)
Net unrealized investment gains	(4,815)	(4,090)
Other	—	(109)

Total gross deferred tax liabilities	(12,501)	(12,246)

Net deferred tax liability	$(1,440)	$(1,117)

The Company has not established a valuation allowance against deferred tax assets as of September 30, 2014 and December 31, 2013 because it is management’s assessment that it is more likely than not that deferred tax assets of $11,061 and $11,129 will be realized.

The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future GAAP taxable income, the Company has considered all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carry forwards, taxable income in carry back years and tax-planning strategies. If changes occur in the assumptions underlying the Company’s tax planning strategies or in the scheduling of the reversal of the Company’s deferred tax liabilities, the valuation allowance may need to be adjusted in the future.

Significant components of the provision for income taxes attributable to continuing operations are as follows.

	Nine months ended September 30. 2014
	2014	2013
Federal - current income tax expense	$2,642	$1,804
Federal - deferred income tax expense	(400)	392

Total federal income tax expense	$2,242	$2,196

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

Total income tax expense varies from amounts computed by applying current federal income tax rates to income before income taxes. The reasons for these differences and the approximate tax effects for the nine months ended September 30, 2014 are as follows:

	Nine Months Ended September 30,
	2014	2013
Statutory tax rate	35.0%	35.0%
Tax-exempt interest	(5.2)	(4.9)
Dividends received deduction	(1.4)	(1.3)
Meals and entertainment	0.3	0.3
Other	3.9	—

Effective tax rate	32.6%	29.1%

The Company files income tax returns in the U.S. and various state jurisdictions. As of September 30, 2014 and 2013, the Company has substantially concluded all U.S. federal income tax matters for years through 2011 and 2008 respectively.

The Company files a consolidated federal income tax return with the following entities:

Assurant, Inc., Assurant Service Protection, Inc., American Bankers General Agency, Inc., American Bankers Insurance Co. of Florida, American Bankers Insurance Group, American Bankers Life Assurance Co. of Florida, American Bankers Management Co., Inc., American Memorial Life Insurance Co., American Reliable Insurance Co., American Security Insurance Co., Assurant Payment Services, Inc., Assurant Reinsurance of Turks & Caicos, Ltd., Bankers Atlantic Reinsurance Co., Consumer Assist Network Association, Inc., Denticare of Alabama, Inc., Disability Reinsurance Management Services, Inc., Family Considerations, Inc., Federal Warranty Service Corp., Florida Office Corp., GP Legacy Place, Inc., Assurant New Ventures, Inc., Guardian Travel, Inc., Insureco Agency and Services, Inc. (CA), Insureco, Inc., Interfinancial Inc., John Alden Financial Corp., John Alden Life Insurance Co., Mortgage Group Reinsurance, Ltd., MS Diversified Corp., National Insurance Agency, Inc., North Star Marketing Corp., NSM Sales Corp., Reliable Lloyds Insurance Co., Standard Guaranty Insurance Co., Sureway, Inc., Time Insurance Co., TrackSure Insurance Agency, Inc., TS Holdings, Inc., UDC Dental California, Inc., UDC Ohio, Inc., Union Security DentalCare of Georgia, Inc., Union Security DentalCare of New Jersey, Inc., Union Security Insurance Co., Union Security Life Insurance Co. of New York, United Dental Care of Arizona, Inc., United Dental Care of Colorado, Inc., United Dental Care of Michigan, Inc., United Dental Care of Missouri, Inc., United Dental Care of New Mexico, Inc., United Dental Care of Texas, Inc., United Dental Care of Utah, Inc., US Insurance Services, United Service Protection Corp., United Service Protection, Inc., Voyager Group, Inc., Voyager Indemnity Insurance Co., and Voyager Service Warranties, Inc.

The tax allocation agreement was amended in 2013 to allocate certain taxes related to the Patient Protection and Affordable Care Act to the health insurance companies.

At September 30, 2014, the Company had no federal net operating loss or capital loss carryforwards. The Company had no federal net operating loss carryforwards and $1,351 of capital loss carryforwards as of December 31, 2013.

The Company had no uncertain tax positions as of September 30, 2014 and December 31, 2013.

Note 9 - Subsequent Events

On October 16, 2014, the Parent announced an agreement to sell its general agency business and primary associated insurance carrier, American Reliable Insurance Company (“ARIC”) to Global Indemnity Group, Inc., a subsidiary of Global Indemnity plc, for approximately $114,000 in cash. This transaction closed on January 1, 2015. The sale price is subject to adjustment based on GAAP book value of the entity from June 30, 2014 until the closing date of the of the transaction.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements (unaudited)

Nine Months Ended September 30, 2014 and 2013

(In Thousands)

As a result of this sale, changes were made to internal reinsurance programs between the Company and various Assurant, Inc. insurance entities. Intercompany reinsurance contracts were commuted and replaced with new contracts, calling for transfer of all existing reserves (unearned premium and losses) back to the original assuming company. New reinsurance contracts were put in place to align the Company with the terms of the purchase agreement. As part of the purchase agreement, internally developed software was contributed to the Company by the Parent. The new reinsurance agreements and the transfer of internally developed software occurred in December, 2014 in anticipation of the January 1, 2015 closing.

The company determined that there were no additional subsequent events impacting the accompanying financial statements as of March 16, 2015.